Exhibit 99.1

Syngenta Annual Report 2015

Chairman’s statement

Extraordinary circumstances, impressive resilience and a promising future

“Preliminary data suggest that the Company managed to gain market share on a global basis, while posting an improvement in margin. In these extraordinary circumstances, the Board is proud of what our Company has achieved.”

Michel Demaré

Chairman

2015 was a challenging year on a number of fronts, but one during which Syngenta demonstrated its resilience, outperformance and excellence. In agricultural markets, crop prices remained subdued and impacted the willingness of growers to invest in technology. Nevertheless, preliminary data suggest that the Company managed to gain market share on a global basis, while posting an improvement in margin. In these extraordinary circumstances, the Board is proud of what our Company has achieved.

Economic uncertainty in emerging markets, which represent over 50 percent of our sales, led to significant currency weakness, notably in Brazil and the CIS. These devaluations restricted our sales growth, but our teams managed to cope with the turbulence through a number of actions in the field – leveraging the quality of our offer – which enabled us to progressively increase prices.

While profit growth was curtailed by difficult agricultural markets and currency headwinds, profitability improved driven by the Accelerating Operational Leverage program which, in its second year, delivered more than the targeted savings. The program is really gaining momentum in the organization, and I am confident that our 2018 savings target of $1 billion will be achieved and result in clear profitability and cash flow leadership.

Our industry-leading Research and Development productivity and innovation pipeline was showcased at our R&D days, attended by more than 570 investors, customers, stakeholders and employees over three days in September. With unrivaled breadth and depth of technologies across chemicals, seeds and biotech traits, Syngenta is in a very strong position to drive future growth. The ongoing success of the new fungicide ELATUS™ in Brazil, the launch of the novel herbicide ACURON® in the USA and the expansion of our corn traits licensing – evidenced by the license agreement concluded with KWS/Limagrain in October – demonstrate not just our innovation power, but also our ability to create significant value from that innovation.

Excellent progress was made during the year with The Good Growth Plan. Each target within our six commitments was achieved, and we remain on track to meet our 2020 goals. We also increased the number of reference farms in our network to over 1,000 globally, giving us extensive and rich data. We reinforced our transparent approach by publishing these data in partnership with the Open Data Institute, so that interested stakeholders can analyze and work with our results.

In addition, 2015 was the first year in which we achieved audit level of assurance for The Good Growth Plan. This is unique in the industry – and very rare in any industrial sector – and demonstrates the rigorous nature of The Good Growth Plan and the real, quantifiable and tangible benefits that it brings to society and the environment. Finally, we became the first agriculture company to receive accreditation by the Fair Labor Association (FLA) for our program in India. Building on this strong foundation, we are now working with the FLA on accreditation for our global program.

We also made significant progress in developing a clear framework for measuring and tracking the sustainability of our own operations. These are centered on five areas – energy, water, waste, suppliers and logistics – and the majority of associated actions will be completed by the end of 2016.

The Good Growth Plan and the Syngenta Foundation for Sustainable Agriculture, which continued its excellent job in supporting smallholders across the world, really place Syngenta at the forefront of sustainability in our industry and make, in my opinion, a real difference.

In October, Chief Executive Officer Mike Mack informed the Board of his decision to step down from his role after eight years. Mike led the Company with passion and dynamism, developing an innovative integrated strategy, driving significant growth in sales and creating a new relationship with society through The Good Growth Plan. On behalf of the Board of Directors, I should like to thank Mike for his immense contribution to Syngenta.

Mike was succeeded by John Ramsay, who has a long and distinguished track record of leadership in the Company. John is currently acting in an ad interim capacity, while a full internal and external search is conducted. The Company is in solid hands, which allows a disciplined process to take place to select our future leader.

2015 witnessed much speculation about industry consolidation, and a merger was announced towards the end of the year between two of our US-based competitors. This was partly driven by challenging market conditions and diminishing returns on R&D, while investors expect greater and faster returns from the industry as a whole. As the structure of the industry started to show irrevocable signs of profound changes, it was important for the Company to remain agile and assume no status-quo.

In that context, I was very pleased to announce on February 3, 2016, a transaction with ChemChina that I firmly believe is in the best interests of shareholders and all other stakeholders in Syngenta, including our employees, our customers and our communities. It is a transaction for growth and long-term investment, and one which recognizes the tremendous value of our Company – our innovation, our broad and deep market presence and the excellence of our people. Moreover, the governance structure agreed in the transaction reflects the high standards that have guided the Company since its inception in 2000 – Syngenta remains Syngenta, and will continue its ambitious standalone strategy supported by an ambitious owner. Even better, growers around the world will continue to have a choice.

I should like to thank my Board colleagues for their judgment and support during this process, and for their guidance during the year.

Finally, I should particularly like to thank all the employees of Syngenta for their dedication, hard work and commitment to the Company. The volatility created by the markets and by the industry consolidation discussions have not caused them to lose focus. On the contrary, they start 2016 with the same determination and pride in what Syngenta has to offer to farmers around the world. I am confident they will deliver again, whatever the circumstances.

Michel Demaré

Chairman

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

SOME OF THE STATEMENTS CONTAINED IN THIS ANNOUNCEMENT ARE FORWARD-LOOKING STATEMENTS, INCLUDING STATEMENTS REGARDING THE EXPECTED CONSUMMATION OF THE ACQUISITION, WHICH INVOLVES A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING THE SATISFACTION OF CLOSING CONDITIONS FOR THE ACQUISITION, SUCH AS REGULATORY APPROVAL FOR THE TRANSACTION AND THE TENDER OF AT LEAST 67% OF THE OUTSTANDING SHARES OF THE COMPANY, THE POSSIBILITY THAT THE TRANSACTION WILL NOT BE COMPLETED AND OTHER RISKS AND UNCERTAINTIES DISCUSSED IN THE COMPANY’S PUBLIC FILINGS WITH THE SEC, INCLUDING THE “RISK FACTORS” SECTION OF THE COMPANY’S FORM 20-F FILED ON FEBRUARY 11, 2016, AS WELL AS THE TENDER OFFER DOCUMENTS TO BE FILED BY CHEMCHINA AND THE SOLICITATION/RECOMMENDATION STATEMENT TO BE FILED BY THE COMPANY. THESE STATEMENTS ARE BASED ON CURRENT EXPECTATIONS, ASSUMPTIONS, ESTIMATES AND PROJECTIONS, AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE STATEMENTS. THESE STATEMENTS ARE GENERALLY IDENTIFIED BY WORDS OR PHRASES SUCH AS “BELIEVE”, “ANTICIPATE”, “EXPECT”, “INTEND”, “PLAN”, “WILL”, “MAY”, “SHOULD”, “ESTIMATE”, “PREDICT”, “POTENTIAL”, “CONTINUE” OR THE NEGATIVE OF SUCH TERMS OR OTHER SIMILAR EXPRESSIONS. IF UNDERLYING ASSUMPTIONS PROVE INACCURATE OR UNKNOWN RISKS OR UNCERTAINTIES MATERIALIZE, ACTUAL RESULTS AND THE TIMING OF EVENTS MAY DIFFER MATERIALLY FROM THE RESULTS AND/OR TIMING DISCUSSED IN THE FORWARD-LOOKING STATEMENTS, AND YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE STATEMENTS. CHEMCHINA AND THE COMPANY DISCLAIM ANY INTENT OR OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF DEVELOPMENTS OCCURRING AFTER THE PERIOD COVERED BY THIS ANNOUNCEMENT OR OTHERWISE.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

THE TENDER OFFER FOR THE OUTSTANDING SHARES, AMERICAN DEPOSITARY SHARES AND OTHER OUTSTANDING EQUITY INSTRUMENTS IN THE COMPANY HAS NOT BEEN COMMENCED. THIS ANNOUNCEMENT IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL COMPANY SECURITIES. THE SOLICITATION AND OFFER TO BUY COMPANY SECURITIES WILL ONLY BE MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS. AT THE TIME THE OFFER IS COMMENCED, CHEMCHINA WILL FILE A TENDER OFFER STATEMENT ON SCHEDULE TO WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”) AND THEREAFTER, THE COMPANY WILL FILE A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WITH RESPECT TO THE OFFER. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE SINCE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. THE OFFER TO PURCHASE, SOLICITATION/RECOMMENDATION STATEMENT AND RELATED MATERIALS WILL BE FILED BY CHEMCHINA AND THE COMPANY WITH THE SEC, AND INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED BY CHEMCHINA AND THE COMPANY WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. INVESTORS AND SECURITY HOLDERS MAY ALSO OBTAIN FREE COPIES OF THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC BY THE COMPANY AT WWW.SYNGENTA.COM.